Exhibit 99.1

May 7, 2013	Edward Vallejo
Vice President, Investor Relations
T: 856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications
T: 856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER REPORTS STRONG FIRST QUARTER 2013 RESULTS

•	Income from continuing operations increased more than 17.0 percent over first quarter of previous year to $57.6 million, or $0.32 per diluted share

•	Quarterly dividend increased 12 percent to $0.28 per share

•	Company completed acquisitions and agreements to purchase systems, adding more than 22,000 customers in total

•	Company reaffirmed 2013 earnings guidance of $2.15-$2.25 per share

VOORHEES, N.J., May 7, 2013 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today reported increases in revenues, net income and earnings per share for the first quarter ended March 31, 2013, as compared to the first quarter of 2012.

“We are off to a good start for 2013 with a strong first quarter for American Water, with increases in net income, earnings per share and revenues. We also had several successes in executing our growth strategy,” said Jeff Sterba, president and CEO of American Water. “We closed multiple tuck-ins in Pennsylvania, California, Indiana and Missouri, and recently announced two other acquisition agreements. These transactions add more than 22,000 customers to our regulated footprint. In our market-based Homeowner Services business, we reached an important milestone with 1 million customer contracts. Our continuing performance and success in delivering on our strategy resulted in the decision to increase the company’s quarterly dividend to shareholders by 12 percent to 28 cents per share.”

For the three months ended March 31, 2013, the company reported income from continuing operations of $57.6 million, or earnings per diluted share of $0.32, compared with $49.3 million, or $0.28 per share, for the comparable period in 2012. This overall increase is mainly attributable to increased revenues from rate adjustments in recognition of needed infrastructure investments, and also from lower income tax expense due to a $3.3 million nonrecurring tax benefit.

PRESS RELEASE	www.amwater.com

The company’s capital expenditures for the first quarter of 2013 were $213.1 million, compared to $233.4 million for the same period in the prior year. The company anticipates investing approximately $950 million in construction and other capital projects in 2013 to help ensure reliable water and wastewater services.

Regulated Operations

American Water’s Regulated Businesses’ revenues for the first quarter of 2013 increased by $31.4 million, or 5.8 percent, over the prior year’s period, mainly driven by new rates needed to deliver reliable services, as well as additional customers obtained through acquisitions. The Regulated Businesses’ operation and maintenance (O&M) expense increased $11.0 million, or 4.3 percent, over the prior year’s period. The regulated entities showed continued improvement in their O&M efficiency ratio (a non-GAAP measure), which decreased to 40.0 percent from 41.8 percent over the last 12 months.

American Water proactively invests to upgrade and maintain its water systems. Rate authorizations are in recognition of that investment. Subsequent to the quarter, the company filed general rate cases in California, Iowa and Pennsylvania, requesting approximately $97.7 million in total additional annualized revenues if approved as filed. As of May 3, the company was awaiting final orders for general rate cases in five states, totaling $134.6 million in requested additional annual revenues. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary. All annualized revenue amounts are based on current usage.

“As the nation’s water and wastewater infrastructure continues to decline, American Water remains committed to upgrading and maintaining its systems to ensure quality and reliability for our customers,” said Sterba. “The American Society of Civil Engineers’ recently released Report Card on the Nation’s Infrastructure gave the nation’s water systems a D grade, up slightly from the D-minus in the last two reports. But I would not call this outcome a cause for celebration; it is further confirmation of the need to update and maintain water infrastructure to ensure resiliency for health, safety and robust local economies. By continually investing in our systems, as well as innovative technologies that increase efficiency and sustainability, American Water is ensuring that we are well-positioned to continue to meet customer needs in the communities that rely on us.”

American Water also continued to execute its growth strategy. On May 2, the company signed an agreement to purchase Dale Service Corp., a wastewater utility company in Virginia that provides wastewater collection and treatment services to approximately 20,000 customers. Once approved, this acquisition will mark the entry of Virginia American Water, which already provides water service to more than 300,000 customers in Virginia, into the wastewater services market, capitalizing on American Water’s extensive wastewater experience in other states.

During the quarter, the company announced an agreement between West Virginia American Water, Kanawha County and the Town of Pratt that calls for the company to purchase water system assets and make significant

PRESS RELEASE		www.amwater.com
2

improvements to Pratt’s current water system, including construction of a $1.8 million pipeline to connect it to the company’s existing Kanawha Valley system. The company also completed five tuck-in acquisitions in California, Indiana, Missouri and Pennsylvania during the quarter, adding 1,600 customers to its service areas.

In Pennsylvania, the company added five new connections with shale drilling companies and signed an agreement with XTO Energy for a third pipeline extension in Butler County to support drilling operations and provide water service access to nearby residents.

“We expect our number of drilling connections to steadily increase, as we continue to have discussions with numerous energy companies regarding opportunities to expand our pipelines to provide water service to these growing areas,” said Sterba.

Market-Based Operations

American Water’s Market-Based Operations’ revenues decreased $13.2 million during the first quarter of 2013, as compared to the same period in 2012. The decrease was primarily attributable to lower Contract Operations Group revenues due to delayed activities in the company’s military base contracts. The Market-Based Businesses’ O&M expenses during the first quarter decreased by $8.5 million over the comparable quarter, reflecting the decrease in revenue.

During the quarter, the company’s Homeowner Services business, American Water Resources, LLC, expanded its offerings into seven additional states and also announced that it achieved 1 million customer contracts. The company’s Water and Sewer Line Protection Programs in New York City, which are being offered in partnership with the city’s Department of Environmental Protection, also continue to grow, with more than 80,000 customers enrolled through April 30, 2013.

Quarterly Dividend

On May 6, 2013, in recognition of the company’s performance, American Water’s Board of Directors increased its quarterly cash dividend payment from $0.25 per common share to $0.28 per common share, a 12 percent increase, payable on June 3, 2013, to all shareholders of record as of May 24, 2013.

2013 Earnings Guidance

American Water’s 2013 earnings are estimated to be in the range of $2.15 to $2.25 per share. The company’s earnings forecasts are subject to numerous risks such as extreme weather, costs associated with the company’s SAP implementation and other factors described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports.

PRESS RELEASE		www.amwater.com
3

Non-GAAP Financial Measures

This press release includes a presentation of O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses as well as the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). The item constitutes a “non-GAAP financial measure” under Securities and Exchange Commission (SEC) rules. This non-GAAP financial measure supplements the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to estimated purchased water revenues and purchased water expenses as well as the allocable portion of non-O&M support services costs, mainly depreciation and general taxes, which involve items that are not reflective of management’s ability to increase efficiency of the company’s regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of estimated revenues and expenses related to purchased water and the allocable portion of non-O&M support services costs.

Set forth below is a table that reconciles the non-GAAP financial measure to the most directly comparable GAAP financial measure.

First Quarter 2013 Earnings Conference Call

The first quarter 2013 earnings conference call will take place Wednesday, May 8, 2013, at 9 a.m. Eastern Daylight Time. Interested parties may listen over the Internet by logging on to the Investor Relations page of the company’s website at www.amwater.com.

Following the earnings conference call, an audio archive of the call will be available through May 15, 2013, by dialing 303-590-3030 for U.S. and international callers. The access code for replay is 4613407. The online archive of the webcast will be available through June 7, 2013, by accessing the Investor Relations page of the company’s website located at www.amwater.com.

About American Water

Founded in 1886, American Water is the largest publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs approximately 6,700 dedicated professionals who provide drinking water, wastewater and other related services to an estimated 14 million people in more than 30 states and parts of Canada. More information can be found at www.amwater.com.

PRESS RELEASE		www.amwater.com
4

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events and may relate to, among other things, its future financial performance, including earnings, growth and portfolio optimization strategies, its ability to finance current operations and growth initiatives, trends in its industry, regulatory or legal developments or rate adjustments. Actual results could differ materially because of factors such as the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates; changes in laws, governmental regulations and policies, including environmental, health and water quality, and public utility regulations and policies; weather conditions, patterns or events, including drought or abnormally high rainfall, strong winds and coastal and intercoastal flooding; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; the company’s ability to effect significant changes to its business processes and corresponding technology; its ability to appropriately maintain current infrastructure and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully acquire and integrate water and wastewater systems that are complementary to its operations and the growth of its business or dispose of assets or regulatory systems that the company determined should no longer be part of its portfolio; cost overruns relating to improvements or the expansion of its operations; changes in general economic, business and financial market conditions; access to sufficient capital on satisfactory terms; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on the company’s current or future debt that could increase its financing costs or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its cost and funding requirements; migration of customers into or out of its service territories; difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; the incurrence of impairment charges; labor actions including work stoppages and strikes; and civil disturbance, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts.

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual, quarterly and periodic SEC filings. The company undertakes no duty to update any forward-looking statement.

PRESS RELEASE		www.amwater.com
5

American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Income (Unaudited)

In thousands except per share data

	Three Months Ended
	March 31,
	2013	2012

Operating revenues	$636,137	$618,554

Operating expenses
Operation and maintenance	312,203	310,004
Depreciation and amortization	99,649	92,104
General taxes	60,146	57,121
(Gain) loss on asset dispositions and purchases	(94)	(413)

Total operating expenses, net	471,904	458,816

Operating income	164,233	159,738

Other income (expenses)
Interest, net	(78,114)	(79,654)
Allowance for other funds used during construction	3,396	4,362
Allowance for borrowed funds used during construction	1,653	2,081
Amortization of debt expense	(1,581)	(1,266)
Other, net	(776)	(616)

Total other income (expenses)	(75,422)	(75,093)

Income from continuing operations before income taxes	88,811	84,645
Provision for income taxes	31,168	35,393

Income from continuing operations	57,643	49,252
Loss from discontinued operations, net of tax	—	(7,498)

Net income	$57,643	$41,754

Basic earnings per common share: (1)
Income from continuing operations	$0.32	$0.28
Loss from discontinued operations, net of tax	—	(0.04)

Net income	$0.32	$0.24

Diluted earnings per common share: (1)
Income from continuing operations	$0.32	$0.28
Loss from discontinued operations, net of tax	—	(0.04)

Net income	$0.32	$0.24

Average common shares outstanding during the period:
Basic	177,327	175,914

Diluted	178,465	177,028

Dividends per common share (2)	$—	$0.23

(1)	Amounts may not sum due to rounding
(2)	As announced previously, the Company’s $0.25 dividend intended for the first quarter of 2013 was accelerated and paid on December 28, 2012 to shareholders of record as of December 20, to allow shareholders to take advantage of 2012 tax rates.

PRESS RELEASE		www.amwater.com
6

American Water Works Company, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheet Information (Unaudited)

In thousands

	March 31,	December 31,
	2013	2012

Cash and cash equivalents	$21,181	$24,433
Other current assets	470,669	475,014
Total property, plant and equipment	11,792,935	11,739,364
Total regulatory and other long-term assets	2,484,431	2,480,165

Total Assets	$14,769,216	$14,718,976

Short-term debt	$333,786	$269,985
Current portion of long-term debt	115,924	115,919
Other current liabilities	508,622	608,928
Long-term debt	5,202,595	5,209,370
Total regulatory and other long-term liabilities	3,096,219	3,073,650
Contributions in aid of construction	1,002,408	996,136
Total stockholders’ equity	4,509,662	4,444,988

Total Capitalization and Liabilities	$14,769,216	$14,718,976

Regulated Operations and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

In thousands

	Last Twelve Months Ended
	March 31,
	2013	2012

Total Operating and Maintenance expense	$1,352,239	$1,300,977
Less:
Operating and Maintenance expense - Market-Based Operations	268,268	281,604
Operating and Maintenance expense - Other	(57,026)	(66,216)

Total Regulated Operating and Maintenance expense	1,140,997	1,085,589
Less:
Regulated purchased water expense	111,747	100,603
Allocation of internal Operations and Maintenance expense	35,376	30,869

Adjusted Regulated Operation and Maintenance Expenses (a)	$993,874	$954,117

Total Operating Revenues	$2,894,472	$2,688,075
Less:
Operating revenues - Market-Based Operations	317,084	333,014
Operating revenues - Other	(18,408)	(27,424)

Total Regulated operating revenues	2,595,796	2,382,485
Less:
Regulated purchased water expense *	111,747	100,603

Adjusted Regulated operating revenues (b)	$2,484,049	$2,281,882

Regulated Operations and Maintenance Efficiency Ratio (a)/(b)	40.0%	41.8%

*	Calculation assumes purchased water revenues approximate purchased water expenses.

###

PRESS RELEASE		www.amwater.com
7